Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176412

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated September 22, 2011)

COFFEE HOLDING CO., INC.

890,000 Units
Each Unit Consisting of One Share of Common Stock and Three-Tenths (3/10ths) of a Warrant,
Each to Purchase One Share of Common Stock

We are offering directly to selected investors 890,000 units, each of which consists of one share of our common stock, par value $0.001 per share, and three-tenths (3/10ths) of a warrant, each to purchase one share of our common stock at an exercise price of $13.59 per share.  The units are being offered at a per unit price of $10.40.  No units will be issued, however, and investors will receive only shares of common stock and warrants.  The common stock and the warrants may be transferred separately immediately upon issuance.  The warrants will be exercisable on or after the date that is six months and one day after the date the warrants are issued and will expire on the fifth anniversary of the date the warrants become exercisable.

Concurrently with this offering, certain of our stockholders, a limited liability company of which Andrew Gordon (our President, Chief Executive Officer, Chief Financial Officer and Treasurer) is the sole owner and David Gordon (our Executive Vice President of Operation and Secretary), are offering directly to selected investors 200,000 shares of our common stock at a public offering price of $9.92 per share.  These shares are being offered pursuant to a separate prospectus supplement under our shelf registration statement (Registration No. 333-176412).  This offering is referred to in this prospectus supplement as the "selling stockholder offering."  The offering of the units contemplated hereby is conditioned on the simultaneous consummation of the selling stockholder offering.

For a more detailed description of the common stock and warrants being offered hereby, see the section entitled “Description of Securities We Are Offering” on page S-16.

Our common stock is traded on the Nasdaq Capital Market under the symbol “JVA.”  On September 26, 2011, the last reported sale price of our common stock was $11.82 per share.  There is no established public trading market for the warrants, and we do not expect a market to develop.  We do not intend to apply to list the warrants on any securities exchange.

We and the selling stockholders have retained Roth Capital Partners, LLC and Maxim Group LLC as our exclusive placement agents in connection with this offering and the selling stockholder offering.  The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.  See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus to read about factors that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________________

	Per Unit	Total
Public offering price	$10.40	$9,256,000
Placement agency fees (1)	$0.572	$509,080
Proceeds, before expenses, to us	$9.828	$8,746,920
  ______________________________

(1)  Does not include a corporate finance fee in the amount of 1.5%, or $0.156 per unit, of the gross proceeds of the offering payable to the placement agents. We have also agreed to reimburse the placement agents for certain out of pocket expenses incurred by them up to an aggregate of $90,000 with respect to this offering and the selling stockholder offering.

Roth Capital Partners, LLC and Maxim Group LLC are acting as the exclusive placement agents in this offering.  Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above.  We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agents will use their reasonable efforts to arrange for the sale of all of the securities offered.  We will not receive any proceeds from the shares sold by the selling stockholders.

Delivery of the securities will be made on or before September 30, 2011.

 _____________________________

Roth Capital Partners	Maxim Group LLC

The date of this prospectus supplement is September 27, 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 22, 2011, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.  You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with the offering by us and the prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with the offering by the selling stockholders, in their entirety before making an investment decision.

We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us and the selling stockholders in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our or the selling stockholders’ affairs.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the headings “Risk Factors” in this prospectus supplement beginning on page S-3 and page 2 of the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus supplement and the accompanying prospectus.  When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise requires, the terms “Coffee Holding,” “we,” “us” and “our” refer to Coffee Holding Co., Inc.

Coffee Holding Co, Inc.

We are an integrated wholesale coffee roaster and dealer in the United States.  Our core products can be divided into three categories:

●	Wholesale Green Coffee: unroasted raw beans imported from around the world and sold to large and small roasters and coffee shop operators;
●
Private Label Coffee:  coffee roasted, blended, packaged and sold under the specifications and names of others, including supermarkets that want to have their own brand name on coffee to compete with national brands; and

●	Branded Coffee: coffee roasted and blended to our own specifications and packaged and sold under our seven proprietary and licensed brand names in different segments of the market.

Our private label and branded coffee products are sold throughout the United States and Canada to supermarkets, wholesalers, and individually owned and multi-unit retail customers.  Our unprocessed green coffee, which includes over 90 specialty coffee offerings, is sold to specialty gourmet roasters.

We conduct our operations in accordance with strict freshness and quality standards.  All of our private label and branded coffees are produced from high quality coffee beans that are deep roasted for full flavor using a slow roasting process that has been perfected utilizing our more than thirty years of experience in the coffee industry.  In order to ensure freshness, our products are delivered to our customers within 72 hours of roasting.  We believe that our long history has enabled us to develop a loyal customer base.

Our principal executive offices are located at 3475 Victory Boulevard, Staten Island, New York 10314, and our telephone number is (718) 832-0800.  Our common stock is currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “JVA.”  We maintain a corporate website at www.coffeeholding.com.  The contents of our website are not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus or relied upon in connection herewith.

The Offering

Units	Units, each unit comprised of one share of our common stock and three-tenths (3/10ths) of a warrant to purchase one share of our common stock
Common stock included in the units	890,000 shares
Common stock issuable upon exercise of warrants included in units	267,000 shares
Common stock to be outstanding after this offering and the selling stockholder offering	6,385,823 shares of common stock (1)
Warrant exercise price and term
Each warrant may be exercised at any time on or after the date that is six months and one day after the date the warrants are issued until the fifth anniversary of the date the warrants become exercisable at an initial exercise price of $13.59 per share of common stock, subject to adjustment.  This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Listing
Our common stock is listed on Nasdaq, under the symbol “JVA.”  However, there is no established public trading market for the offered warrants, and we do not expect a market to develop.  In addition, we do not intend to apply to list the warrants on any securities exchange.

Risk Factors
Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Use of proceeds
We expect the net proceeds to us from this offering to be approximately $8.3 million after deducting the placement agency fees, the corporate finance fee and our estimated offering expenses.  The proceeds are intended to be used for working capital and general corporate purposes, including the acquisition of companies, businesses, technologies, products or assets or interests in joint ventures.  See “Use of Proceeds” beginning on page S-14 of this prospectus supplement.

(1) The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 5,495,823 shares of common stock outstanding as of the close of business on September 26, 2011.  Excludes 267,000 shares of common stock issuable upon exercise of the warrants to be issued in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the following risk factors and the risk factors contained in the accompanying prospectus, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering by us before making an investment decision.   If any of these risks occur, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected.  In these circumstances, the market price of our common stock would likely decline and you may lose all or part of your investment.  Share information set forth in these risk factors is as of the dates set forth herein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering by us.

Risks related to this offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, prospects, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering.  Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives.  Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering.  In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock included in the units being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  After giving effect to the sale by us of 890,000 shares of common stock underlying the units in this offering, and based on a public offering price of $10.40 per unit in this offering and a pro forma net tangible book value per share of our common stock of $2.66 as of July 31, 2011, without giving effect to the potential exercise of the warrants being offered by this prospectus supplement, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $6.81 per share in the net tangible book value of the common stock purchased.  The selling stockholder offering will have no effect on the book value per share of our common stock.   See “Dilution” on page S-15 for a more detailed discussion of the dilution you will incur in connection with this offering.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply to list the warrants on any securities exchange.  Without an active market, the liquidity of the warrants will be limited.

Risks affecting our company

Because our business is highly dependent upon a single commodity, coffee, any decrease in demand for coffee could materially adversely affect our revenues and profitability.  Our business is centered on essentially one commodity: coffee.  Our operations have primarily focused on the following areas of the coffee industry:

●	the roasting, blending, packaging and distribution of private label coffee;
●	the roasting, blending, packaging and distribution of proprietary branded coffee; and
●	the sale of wholesale specialty green coffee.

Demand for our products is affected by:

●	consumer tastes and preferences;
●	global economic conditions;
●	demographic trends; and
●	the type, number and location of competing products.

Because we rely on a single commodity, any decrease in demand for coffee would harm our business more than if we had more diversified product offerings and could materially adversely affect our revenues and operating results.

If we are unable to geographically expand our branded and private label products, our growth will be impeded which could result in reduced sales and profitability.  Our business strategy emphasizes, among other things, geographic expansion of our branded and private label products as opportunities arise.  We may not be able to implement successfully this portion of our business strategy.  Our ability to implement this portion of our business strategy is dependent on our ability to:

●	market our products on a national scale;
●	increase our brand recognition on a national scale;
●	enter into distribution and other strategic arrangements with third party retailers; and
●	manage growth in administrative overhead and distribution costs likely to result from the planned expansion of our distribution channels.

Our sales and profitability may be adversely affected if we fail to successfully expand the geographic distribution of our branded and private label products.  In addition, our expenses could increase and our profits could decrease as we implement our growth strategy.

If our hedging policy is not effective, we may not be able to control our coffee costs, we may be forced to pay greater than market value for green coffee and our profitability may be reduced.  The supply and price of coffee beans are subject to volatility and are influenced by numerous factors which are beyond our control.  Historically, we have used short-term coffee futures and options contracts for the purpose of hedging the effects of changing green coffee prices.  In addition, during the latter half of fiscal year 2000, we began to acquire futures contracts with longer terms, generally three to four months, for the purpose of guaranteeing an adequate supply of green coffee.  Realized and unrealized gains or losses on options and futures contracts are reflected in our cost of sales.  Gains on options and futures contracts reduce our cost of sales and losses on options and futures contracts increase our cost of sales.  Although we have had net gains on options and futures contracts, we have incurred losses on options and futures contracts during some reporting periods, including the three months ended July 31, 2011.  Such losses have and could in the future materially increase our cost of sales and materially decrease our profitability and adversely affect our stock price.

Although the use of these derivative financial instruments has generally enabled us to mitigate the effect of changing prices, no strategy is 100% effective in eliminating pricing risks and we generally remain exposed to losses on futures contracts when prices decline significantly in a short period of time, and we would generally remain exposed to supply risk in the event of non-performance by the counterparties to any futures contracts.  Although, historically, we generally have been able to pass green coffee price increases through to customers, thereby maintaining our gross profits, we may not be able to pass price increases through to our customers in the future.  Our hedging strategy and the hedges that we enter into may not adequately offset the risks of coffee bean price volatility and our hedges may result in losses.  Failure to properly design and implement an effective hedging strategy may materially adversely affect our business and operating results.  In this case, our costs of sales may increase, resulting in a decrease in profitability.

Our revenues and profitability could be adversely affected if our joint ventures are not successful.  In April 2006, we entered into a joint venture with Caruso’s Coffee, Inc. of Brecksville, Ohio and formed GCC, which engages in the roasting, packaging and sale of private label specialty coffee products.  In addition, we will continue to seek opportunities for new joint ventures.  While we believe that the GCC joint venture will continue to be successful, losses in this joint venture or any future joint ventures would hurt our profitability.

In addition, we generally will not be in a position to exercise sole decision-making authority regarding our joint ventures.  Investments in joint ventures may under certain circumstances, involve risks not present when a third party is not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their share of the required capital contributions.  Joint venture partners may have business interests, strategies or goals that are inconsistent with our business interests, strategies or goals and may be, in cases where we have a minority interest, in a position to take actions contrary to our policies, strategies or objectives.  Any disputes that may arise between us and our joint venture partners may result in litigation or arbitration that could increase our expenses and could prevent our officers and/or directors from focusing their time and effort exclusively on our business strategies.  In addition, we may in certain circumstances be liable for the actions of our third-party joint venture partners.

Any inability to successfully implement our strategy of growth through selective acquisitions, licensing arrangements and other strategic alliances, including joint ventures, could materially affect our revenues and profitability.  Part of our growth strategy utilizes the selective acquisition of coffee companies, the selective acquisition or licensing of additional coffee brands and other strategic alliances, including joint ventures, presents risks that could result in increased expenditures and could materially adversely affect our revenues and profitability, including:

●	such acquisitions, licensing arrangements or other strategic alliances may divert our management’s attention from our existing operations;
●	we may not be able to successfully integrate any acquired coffee companies or new coffee brands into our existing business;
●	we may not be able to manage the contingent risks associated with the past operations of, and other unanticipated problems arising in, any acquired coffee company; and
●	we may not be able to control unanticipated costs associated with such acquisitions, licensing arrangements or strategic alliances.

In addition, any such acquisitions, licensing arrangements or strategic alliances may result in:

●	potentially dilutive issuances of our equity securities;
●	the incurrence of additional debt;
●	restructuring charges; and
●	the recognition of significant charges for depreciation and amortization related to intangible assets.

As has been our practice in the past, we will continuously evaluate any such acquisitions, licensing opportunities or strategic alliances as they arise.  However, we have not reached any new agreements or arrangements with respect to any such acquisition, licensing opportunity or strategic alliance (other than those described herein) at this time and we may not be able to consummate any acquisitions, licensing arrangements or strategic alliances on terms favorable to us or at all.  The failure to consummate any such acquisitions, licensing arrangements or strategic alliances may reduce our growth and expansion.  In addition, if these acquisitions, licensing opportunities or strategic alliances are not successful, our earnings could be materially adversely affected by increased expenses and decreased revenues.

We are dependent on sales of wholesale green coffee to Green Mountain Coffee Roasters.  The loss of any of our key customers could negatively affect our revenues and decrease our earnings.  We are dependant upon sales of wholesale green coffee to one customer, Green Mountain Coffee Roasters (“GMCR”).  Sales to GMCR accounted for approximately 47% and 35% of our net sales for the fiscal years ended October 31, 2010 and 2009, respectively, and approximately 54% of our net sales for the nine months ended July 31, 2011.

Although no other customer accounted for greater than 10% of our net sales during this period, other customers may account for more than 10% of our net sales in future periods.  We generally do not have long-term contracts with these or any of our customers.  Accordingly, our customers can stop purchasing our products at any time without penalty and are free to purchase products from our competitors.  The loss of, or reduction in sales to, customers such as GMCR or any of our other customers to which we sell a significant amount of our products or any material adverse change in the financial condition of such customers would negatively affect our revenues and decrease our earnings.

If we lose our key personnel, including Andrew Gordon and David Gordon, our revenues and profitability could suffer.  Our success depends to a large degree upon the services of Andrew Gordon, our President, Chief Executive Officer, Chief Financial Officer and Treasurer, and David Gordon, our Executive Vice President – Operations and Secretary.  We also depend to a large degree on the expertise of our coffee roasters.  We do not have employment contracts with our coffee roasters.  Our ability to source and purchase a sufficient supply of high quality coffee beans and to roast coffee beans consistent with our quality standards could suffer if we lose the services of any of these individuals.  As a result, our business and operating results would be adversely affected.  We may not be successful in obtaining and retaining a replacement for either Andrew Gordon or David Gordon if they elect to stop working for us.  In addition, we do not have key-person insurance on the lives of Andrew Gordon or David Gordon.

Our indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.  As of July 31, 2011, the total outstanding principal amount of our debt outstanding under our revolving line of credit was $6.7 million and this debt accrues interest at variable rates. We may experience material increases in our interest expense as a result of increases in general interest rate levels. Subject to certain restrictions, we may incur additional indebtedness in the future. Our outstanding debt could have important negative consequences to the holders of our securities, including the following:

●	general domestic and global economic conditions;
●	a portion of our cash flow from operations will be needed to pay debt service and will not be available to fund future operations;
●	we have increased vulnerability to adverse general economic and coffee industry conditions; and
●	we may be vulnerable to higher interest rates because interest expense on borrowings under our revolving line of credit is based on variable rates.

Our ability to make payments on our indebtedness and to fund our operations depends on our ability to generate cash in the future. Our future operating performance is subject to market conditions and business factors that are beyond our control. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our debt.

Our indebtedness contains covenants that restrict our operations and failure to comply with the terms of such indebtedness could result in a default that could have material adverse consequences for us. Our revolving line of credit contains covenants that place annual restrictions on our operations, including covenants related to debt restrictions, capital expenditures, minimum deposit restrictions, tangible net worth, net profit, leverage, employee loan restrictions, distribution restrictions (common stock and preferred stock), dividend restrictions and restrictions on intercompany transactions. In addition, our revolving line of credit requires that we maintain a minimum working capital at all times.  Although we are currently in compliance with the covenants, our ability to comply with these covenants may be affected by general economic and industry conditions, as well as market fluctuations in coffee prices and other events beyond our control. We do not know if we will be able to satisfy all such covenants in the future. Our breach of any of the covenants contained in our revolving line of credit could result in a default under such agreement. In the event of a default, the lender could elect not to make additional loans to us, could require us to repay some of our outstanding debt prior to maturity, and/or to declare all amounts borrowed by us, together with accrued interest, to be due and payable. In the event that this occurs, we may be unable to repay all such accelerated indebtedness.

We have pledged substantially all of our assets to secure our borrowings and are subject to covenants that may restrict our ability to operate our business. Any indebtedness that we incur under our revolving line of credit is secured by substantially all of our tangible and intangible assets. If we default under the indebtedness secured by our assets, those assets would be available to the secured creditors to satisfy our obligations to the secured creditors.

If our planned increase in marketing expenditures fails to promote and enhance our brands, the value of our brands could decrease and our revenues and profitability could be adversely affected.  We believe that promoting and enhancing our brands is critical to our success.  We intend to continue to increase our marketing expenditures to increase awareness of our brands, which we expect will create and maintain brand loyalty.  If our brand-building strategy is unsuccessful, these expenses may never be recovered, and we may be unable to increase awareness of our brands or protect the value of our brands.  If we are unable to achieve these goals, our revenues and ability to implement our business strategy could be adversely affected.

Our success in promoting and enhancing our brands will also depend on our ability to provide customers with high quality products and service.  Although we take measures to ensure that we sell only fresh roasted coffee, we have no control over our roasted coffee products once they are purchased by our customers.  Accordingly, wholesale customers may store our coffee for longer periods of time or resell our coffee without our consent, in each case, potentially affecting the quality of the coffee prepared from our products.  Although we believe we are less susceptible to quality control problems than many of our competitors because a majority of our products are sold in cans or brick packs unlike whole bean coffees, if consumers do not perceive our products and service to be of high quality, then the value of our brands may be diminished and, consequently, our operating results and ability to implement our business strategy may be adversely affected.

Our roasting methods are not proprietary, so competitors may be able to duplicate them, which could harm our competitive position.  If our competitive position is weakened, our revenues and profitability could be materially adversely affected.  We consider our roasting methods essential to the flavor and richness of our roasted coffee and, therefore, essential to our brands of coffee.  Because we do not hold any patents for our roasting methods, it may be difficult for us to prevent competitors from copying our roasting methods if such methods become known.  If our competitors copy our roasting methods, the value of our coffee brands may be diminished, and we may lose customers to our competitors.  In addition, competitors may be able to develop roasting methods that are more advanced than our roasting methods, which may also harm our competitive position.

The success of our brand also depends in part on our intellectual property. We rely on a combination of trademarks, copyrights, service marks, trade secrets and similar rights to protect our intellectual property. The success of our growth strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and further develop our brand in both domestic and international markets. If our efforts to protect our intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, the value of our brand may be harmed, which could have a material adverse effect on our business. We may become engaged in litigation to protect our intellectual property, which could result in substantial costs to us as well as diversion of management attention.

Since we rely heavily on common carriers to ship our coffee on a daily basis, any disruption in their services or increase in shipping costs could adversely affect our relationship with our customers, which could result in reduced revenues, increased operating expenses, a loss of customers or reduced profitability.  We rely on a number of common carriers to deliver coffee to our customers and to deliver coffee beans to us.  We have no control over these common carriers and the services provided by them may be interrupted as a result of labor shortages, contract disputes and other factors.  If we experience an interruption in these services, we may be unable to ship our coffee in a timely manner, which could reduce our revenues and adversely affect our relationship with our customers.  In addition, a delay in shipping could require us to contract with alternative, and possibly more expensive, common carriers and could cause orders to be cancelled or receipt of goods to be refused.  Any significant increase in shipping costs could lower our profit margins or force us to raise prices, which could cause our revenue and profits to suffer.

If there was a significant interruption in the operation of our Colorado facility, we may not have the capacity to service all of our customers and we may not be able to service our customers in a timely manner, thereby reducing our revenues and earnings.  We are dependent on the continued operations of our Colorado coffee roasting and distribution facility.  Our ability to maintain our computer and telecommunications equipment in effective working order and to protect against damage from fire, natural disaster, power loss, telecommunications failure or similar events. In addition, growth of our customer base may strain or exceed the capacity of our systems and lead to degradations in performance or systems failure. Although we continually review and consider upgrades to our order fulfillment infrastructure and provide for system redundancies to limit the likelihood of systems overload or failure, substantial damage to our systems or a systems failure that causes interruptions for a number of days could adversely affect our business. Additionally, if we are unsuccessful in updating and expanding our order fulfillment infrastructure, our ability to grow may be constrained.  As a result, our revenues and earnings could be materially adversely affected.

A worsening of the United States economy could materially adversely affect our business.  Our revenues and performance depend on consumer confidence and spending, which have recently deteriorated due to current worldwide economic downturn.  This economic downturn and decrease in consumer spending may adversely impact our revenues, ability to market our products or otherwise implement our business strategy.  For example, we are highly dependent on consumer demand for specialty coffee and a shift in consumer demand away from specialty coffee due to economic or other consumer preferences would harm our business.  If the current economic situation deteriorates significantly, our business could be negatively impacted.

We intend to seek opportunities to obtain additional capital to continue to grow our business. Our business strategy contemplates potential future access to financing to fund the expansion of our business. Recent events in the financial markets have had an adverse impact on the credit markets and equity securities, including our common stock, have exhibited a high degree of volatility.  Although we intend to seek opportunities to obtain additional capital, we may not be able to do so.  Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance.  If additional financing is raised by the issuance of common stock you may suffer additional dilution and if additional financing is raised through debt financing, it may involve significant restrictive covenants which could affect our ability to operate our business. The inability to obtain sufficient capital to fund the expansion of our business could have a material adverse effect on us.

If we fail to continue to develop and maintain our brand, our business could suffer.  We believe that maintaining and developing our brand is critical to our success and that the importance of brand recognition may increase as a result of competitors offering products similar to ours.  If our brand building initiative is unsuccessful, we may never recover the expenses incurred in connection with these efforts and we may be unable to increase our future revenue or implement our business strategy.  Our success in promoting and enhancing our brand will also depend on our ability to provide customers with high-quality products and customer service.  Although we take measures to ensure that we sell only fresh roasted coffee, we have no control over our coffee products once purchased by customers.  Accordingly, customers may prepare coffee from our brands inconsistent with our standards, store our coffee for long periods of time or resell our coffee without our consent, which in each case, potentially affects the quality of the coffee prepared from our products.  If customers do not perceive our products and service to be of high-quality, then the value of our brand may be diminished and, consequently, our ability to implement our business strategy may be adversely affected.

Risks related to the coffee industry

Increases in the cost of high quality Arabica or Robusta coffee beans could reduce our gross margin and profit.  Green coffee is our largest single cost of sales.  Coffee is a traded commodity and, in general, its price can fluctuate depending on:

●	weather patterns in coffee-producing countries;
●	economic and political conditions affecting coffee-producing countries, including acts of terrorism in such countries;
●	foreign currency fluctuations; and
●	trade regulations and restrictions between coffee-producing countries and the United States.

If the cost of wholesale green coffee increases due to any of these factors, our margins could decrease and our profitability could suffer accordingly.  It is expected that coffee prices will remain volatile in the coming years.  Although we have historically attempted to raise the selling prices of our products in response to increases in the price of wholesale green coffee, when wholesale green coffee prices increase rapidly or to significantly higher than normal levels, we are not always able to pass the price increases through to our customers on a timely basis, if at all, which adversely affects our operating margins and cash flow.  We may not be able to recover any future increases in the cost of wholesale green coffee.  Even if we are able to recover future increases, our operating margins and results of operations may still be materially and adversely affected by time delays in the implementation of price increases.

Disruptions in the supply of green coffee could result in a deterioration of our relationship with our customers, decreased revenues or could impair our ability to grow our business.  Green coffee is a commodity and its supply is subject to volatility beyond our control.  Supply is affected by many factors in the coffee growing countries including weather, pest damage, economic conditions, acts of terrorism, as well as efforts by coffee growers to expand or form cartels or associations.  In addition, the political situation in many of the Arabica coffee growing regions, including Africa, Indonesia, and Central and South America, can be unstable, and such instability could affect our ability to purchase coffee from those regions. If Arabica coffee beans from a region become unavailable or prohibitively expensive, we could be forced to discontinue particular coffee types and blends or substitute coffee beans from other regions in our blends. Frequent substitutions and changes in our coffee product lines could lead to cost increases, customer alienation and fluctuations in our gross margins.

Some of the Arabica coffee beans of the quality we purchase do not trade directly on the commodity markets.  Rather, we purchase the high-end Arabica coffee beans that we use on a negotiated basis.  We depend on our relationships with coffee brokers, exporters and growers for the supply of our primary raw material, high quality Arabica coffee beans.  If any of our relationships with coffee brokers, exporters or growers deteriorate, we may be unable to procure a sufficient quantity of high quality coffee beans at prices acceptable to us or at all.  In such case, we may not be able to fulfill the demand of our existing customers, supply new retail stores or expand other channels of distribution.  A raw material shortage could result in a deterioration of our relationship with our customers, decreased revenues or could impair our ability to expand our business.

The coffee industry is highly competitive and if we cannot compete successfully, we may lose our customers or experience reduced sales and profitability.  The coffee markets in which we do business are highly competitive and competition in these markets could become increasingly more intense due to the relatively low barriers of entry.  The industry in which we compete is particularly sensitive to price pressure, as well as quality, reputation and viability for wholesale and brand loyalty for retail.  To the extent that one or more of our competitors becomes more successful with respect to any key competitive factor, our ability to attract and retain customers could be materially adversely affected.  Our private label and branded coffee products compete with other manufacturers of private label coffee and branded coffees.  These competitors, such as Kraft General Foods, Inc. (owner of the Maxwell House brand), Massimo Zanetti Beverage, and Smuckers (owner of the Folgers brand), have much greater financial, marketing, distribution, management and other resources than we do for marketing, promotions and geographic and market expansion.  In addition, there are a growing number of specialty coffee companies who provide specialty green coffee and roasted coffee for retail sale.  If we are unable to compete successfully against existing and new competitors, we may lose our customers or experience reduced sales and profitability.

Besides coffee, we face exposure to other commodity cost fluctuations, which could impair our profitability. In addition to the increase in coffee costs discussed in the risk factor above, we are exposed to cost fluctuation in other commodities, including, in particular, steel, natural gas and gasoline.  In addition, an increase in the cost of fuel could indirectly lead to higher electricity costs, transportation costs and other commodity costs. Much like coffee costs, the costs of these commodities depend on various factors beyond our control, including economic and political conditions, foreign currency fluctuations, and global weather patterns. To the extent we are unable to pass along such costs to our customers through price increases, our margins and profitability will decrease.

Adverse public or medical opinion about caffeine may harm our business.  Coffee contains caffeine and other active compounds, the health effects of some of which are not fully understood.  A number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects.  An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could harm our business and reduce our sales and profits. In addition, we could become subject to litigation relating to the existence of such compounds in our coffee; litigation that could be costly and could divert management attention.

Risks related to our common stock.

Our operating results may fluctuate significantly, which makes our results of operations difficult to predict and could cause our results of operations to fall short of expectations.  Our operating results may fluctuate from quarter to quarter and year to year as a result of a number of factors, many of which are outside of our control.  These fluctuations could be caused by a number of factors including:

●	fluctuations in purchase prices and supply of green coffee;
●	fluctuations in the selling prices of our products;
●	the level of marketing and pricing competition from existing or new competitors in the coffee industry;
●	the success of our hedging strategy;
●	our ability to retain existing customers and attract new customers; and
●	our ability to manage inventory and fulfillment operations and maintain gross margins.

As a result of the foregoing, period-to-period comparisons of our operating results may not necessarily be meaningful and those comparisons should not be relied upon as indicators of future performance.  Accordingly, our operating results in future quarters may be below market expectations.  In this event, the price of our common stock may decline.

The Gordon family has substantial control over us, substantially reducing the influence of our other stockholders.

Following this offering and the selling stockholder offering, members of the Gordon family, including Andrew Gordon, our President, Chief Executive Officer and Chief Financial Officer, and David Gordon, our Executive Vice President and Secretary, will own, in the aggregate, approximately 29.2% of our outstanding shares of common stock. As a result, the Gordon family is able to influence significantly the actions that require stockholder approval, including:

●	the election of a majority of our directors;
●	the amendment of our charter documents; and
●	the approval of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval.

As a result, our other stockholders may have reduced influence over matters submitted for stockholder approval. In addition, the Gordon family’s influence could preclude any unsolicited acquisition of us and consequently materially adversely affect the price of our common stock.

The market price of our common stock has been volatile over the past several months and may continue to be volatile.  The market price and trading volume of our common stock has been volatile over the past several months and it may continue to be volatile. From May 1, 2011 through September 26, 2011, our common stock has traded as low as $5.27 and as high as $30.98.  We cannot predict the price at which our common stock will trade in the future and it may decline. The price at which our common stock trades may fluctuate significantly and may be influenced by many factors, including our financial results, developments generally affecting the coffee industry, general economic, industry and market conditions, the depth and liquidity of the market for our common stock, fluctuations in coffee prices, investor perceptions of our business, reports by industry analysts, negative announcements by our customers, competitors or suppliers regarding their own performances, and the impact of other “Risk Factors” discussed in this prospectus supplement.

Provisions in our articles of incorporation, bylaws and of Nevada law have anti-takeover effects that could prevent a change in control that could be beneficial to our stockholders, which could depress the market price of shares of our common stock.

Our articles of incorporation, bylaws and Nevada corporate law contain provisions that could delay, defer or prevent a change in control of us or our management that could be beneficial to our stockholders.  These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions.  These provisions might also discourage a potential acquisition proposal or tender offer, even if the acquisition proposal or tender offer is at a price above the then current market price for shares of our common stock.  These provisions:

●	provide that directors may only be removed upon a vote of at least eighty percent of the shares outstanding;

●	establish advance notice requirements for nominating directors and proposing matters to be voted on by shareholders at shareholder meetings;

●	limit the right of our stockholders to call a special meeting of stockholders

●	authorize our board of directors to issue preferred stock and to determine the rights and preferences of those shares, which would be senior to our common stock, without prior stockholder approval;

●	require amendments to our articles of incorporation to be approved by the holders of at least eighty percent of our outstanding shares of common stock;

●	provide for a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors; and

●	provide a prohibition on stockholder action by written consent, thereby only permitting stockholder action to be taken at an annual or special meeting of our stockholders.

We are also subject to certain anti-takeover provisions under Nevada law.  Under Nevada law, a corporation may not, in general, engage in a business combination with any “interested stockholder” which includes, among other things, a holder of 10% or more of its common stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, including the information incorporated by reference, and any free writing prospectus that we authorize contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts that we include in this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, and any free writing prospectus, that we authorize, may be deemed forward-looking statements for purposes of the Securities Act and the Exchange Act.  We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, and any free writing prospectus that we authorize.  We caution you that we do not undertake any obligation to update forward-looking statements made by us.

These forward-looking statements speak only as of the date each such statement is made. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise, and we do not intend to provide such updates.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the units in this offering are estimated to be approximately $8.3 million, after deducting the placement agency fees, the corporate finance fee and estimated offering expenses payable by us of $300,000.  This amount does not include the proceeds that we may receive in connection with any exercise of the warrants issued under the units.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, including the acquisition of companies, businesses, technologies, products or assets or interests in joint ventures.  As of the date of this prospectus supplement and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, we will retain broad discretion over the use of such proceeds.  Pending use of the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term interest-bearing investment grade instruments.  We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders in the selling stockholder offering.

DILUTION

If you purchase units offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.  Our unaudited net tangible book value as of July 31, 2011 was approximately $14.6 million, or approximately $2.66 per share of common stock.  Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to our sale of 890,000 shares of common stock underlying the units to be sold in this offering at a public offering price of $10.40 per unit, and after deducting the estimated placement agency fees, the corporate finance fee and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2011 would have been approximately $23.0 million, or approximately $3.59 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.93 per share to existing stockholders and immediate dilution in net tangible book value of approximately $6.81 per share to new investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Offering price per unit		$10.40
Net tangible book value per share as of July 31, 2011	$2.66
Increase per share attributable to new investors	$0.93
As-adjusted net tangible book value per share after this offering		$3.59
Dilution per share to new investors		$6.81

The above discussion and table are based on 5,490,823 shares of common stock outstanding as of the close of business on July 31, 2011. The selling stockholder offering will not have any effect on the above discussion.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

As of the date of this prospectus supplement, we are authorized to issue 30,000,000 shares of common stock with a par value of $0.001.  As of September 26, 2011, there were 5,495,823 shares of common stock issued and outstanding.

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below.  The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The warrants to be issued in this offering represent the right to purchase up to 267,000 shares of common stock at an initial exercise price of $13.59 per share.  The warrants will be exercisable on or after the date that is six months and one day after the date the warrants are issued and will terminate on the fifth anniversary of the date the warrants become exercisable.  The warrants will be issued separately from the common stock included in the units offered hereby and may be transferred separately immediately upon issuance.  Warrants may be in certificated form or represented by one or more book-entry certificates.

There is no established public trading market for the warrants, and we do not expect a market to develop.  We do not intend to apply to list the warrants on any securities exchange.  Without an active market, the liquidity of the warrants will be limited.  In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

The exercise price and the number of shares for which each warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised.  In the event that the registration statement relating to the warrant shares is not effective, a holder of warrants will have the right to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants.  Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value.  The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable.  We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time warrants are outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of all or substantially all of our assets, in certain circumstances, the successor entity must assume in writing all of our obligations to the warrant holders.

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% and 9.9% of our common stock.

The holder of a warrant will not possess any rights as a stockholder under that warrant until the holder exercises the warrant.  The warrants may be transferred independent of the common stock with which they were issued, subject to applicable laws.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC and Maxim Group LLC, which we refer to as the placement agents, have agreed to act as the exclusive placement agents in connection with this offering by us and the selling stockholder offering by the selling stockholders, subject to the terms and conditions of a placement agency agreement dated as of September 27, 2011.  The placement agents are not purchasing or selling any securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but they have agreed to use their reasonable efforts to arrange for the sale of all of the securities offered hereby.  Therefore, we will enter into a subscription agreement directly with purchasers in connection with this offering by us.

The placement agents propose to arrange for the sale to one or more purchasers of the securities offered by us pursuant to this prospectus supplement.  We will enter into a subscription agreement with the purchasers pursuant to which we will sell to the purchasers 890,000 units, each of which consists of one share of our common stock, par value $0.001 per share, and three-tenths (3/10ths) of a warrant, each to purchase one share of common stock at an exercise price of $13.59 per share.  The units are being offered at a per unit price of $10.40.  We negotiated the price for the units offered in this offering with the purchasers.  The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, and our past and present operations.  In addition, pursuant to the selling stockholder offering, the selling stockholders will enter into the subscription agreement with us and the purchasers pursuant to which the selling stockholders will sell to the purchasers 200,000 shares of common stock for a purchase price of $9.92 per share.

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by them and any profit realized on the resale of securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agents are required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agents.  Under these rules and regulations, the placement agents:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agents or their affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which they have or may in the future receive customary fees and expenses.

We and the selling stockholders will agree to indemnify the purchasers against certain losses resulting from our or the selling stockholders’ breach, as applicable, of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the subscription agreement.

We and the selling stockholders have agreed to indemnify, as applicable, the placement agents against liabilities under the Securities Act.  We and the selling stockholders, as applicable, have also agreed to contribute, as applicable, to payments the placement agents may be required to make in respect of such liabilities.

Fees

The placement agents will be entitled to a cash fee of 5.5% and a corporate finance fee of 1.5% of the gross proceeds paid to for the securities we sell in this offering and the selling stockholders sell in the selling stockholder offering.  We will also reimburse the placement agents for all reasonable and documented out-of-pocket expenses that have been incurred by the placement agents in connection with the offering by us and the selling stockholder offering by the selling stockholders, which shall not exceed the lesser of (i) $90,000 or (ii) 8% of the gross proceeds received by us or the selling stockholders from the sale of the units by us or the common stock by the selling stockholders, less the placement agents’ placement fee of 5.5% and the 1.5% corporate finance fee.

The following table shows the per unit and total placement agency fees we will pay to the placement agents in connection with the sale of the securities offered pursuant to this prospectus supplement assuming the purchase of all of the securities offered hereby:

Placement agency fees per unit (1)	$0.572
Total	$509,080
___________________
(1)  Does not include a corporate finance fee in the amount of 1.5%, or $0.156 per unit, of the gross proceeds of the offering payable to the placement agents.

Because there is no minimum offering amount required, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.  The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than 8% of the initial gross proceeds from the sale of any securities being offered hereby.

We estimate the total offering expenses that will be payable by us in this offering and the selling stockholder offering, excluding the placement agency fees and the corporate finance fee, will be approximately $300,000, which include legal and printing costs, various other fees and reimbursement of the placement agents’ expenses.

Lockup Agreement

In the placement agency agreement, we and the selling stockholders will agree, subject to certain exceptions, that we will not within 60 days following the close of this offering (which period may be extended in certain circumstances), directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security, any convertible security, any debt, any preferred stock or any purchase rights subject to certain exceptions.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the subscription agreement.  Copies of the placement agency agreement and the subscription agreement will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.  See “Where You Can Find More Information” on page S-20.

LEGAL MATTERS

Lionel Sawyer & Collins will pass upon the validity of the issuance of the securities offered by this prospectus supplement and the accompanying prospectus. We are being represented by Lowenstein Sandler PC, Roseland, New Jersey. The placement agents are being represented in connection with this offering by Buchalter Nemer, a professional corporation in Los Angeles, California.

EXPERTS

The consolidated financial statements as of and for the years ended October 31, 2010 and 2009, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 31, 2010, were audited by ParenteBeard LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act.  This prospectus supplement omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the SEC or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC.  The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549.  Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, New York, 10314, telephone (718) 832-0800.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus.

Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The following documents previously filed by us with the SEC are incorporated in this registration statement by reference.

(a)           Our Annual Report on Form 10-K for the year ended October 31, 2010, filed with the SEC on January 31, 2011.

(b)           Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended October 31, 2010, filed with the SEC on February 28, 2011.

(c)           Our Definitive Proxy Statement filed with the SEC on March 11, 2011.

(d)           Our Quarterly Reports on Form 10-Q, for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011 filed with the SEC on March 17, 2011, June 9, 2011 and September 13, 2011, respectively.

(e)           Our Current Reports on Form 8-K filed with the SEC on April 29, 2011.

(f)           The description of our common stock contained in the Registration Statement on Form SB-2, as originally filed with the SEC on June 24, 2004.

(g)           All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than documents, portions of documents or other information that is deemed t have been “furnished” and not “filed” with the SEC).

All reports and other documents that we file pursuant to Section 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

David Gordon, Secretary
Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314
(718) 832-0800

You should rely only on the information provided in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS

$100,000,000

COFFEE HOLDING CO., INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and units, having an aggregate offering price of up to $100,000,000.  We may offer and sell these securities separately or together in any combination.  In addition, certain stockholders, including our executive officers, may offer and resell, from time to time, up to 1,000,000 shares of our common stock.  We and the selling stockholders may offer and sell these securities to or through underwriters, directly to investors or through agents.  We will specify the terms of the securities, the names of the selling stockholders and the names of any underwriters or agents and their respective compensation, in supplements to this prospectus.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “JVA.”  The closing bid price of our common stock on the Nasdaq Capital Market on September 22, 2011 was $12.40 per share.

Investing in our securities involves risks.  See “Risk Factors” on page 2 of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2010 AND OUR OTHER REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is September 22, 2011.

__________________________

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Coffee Holding Co., Inc. or any such person.  Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Coffee Holding Co., Inc. since the date hereof.  This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.  In addition, under this shelf registration process, the selling stockholders named in any prospectus supplement may offer and sell, from time to time, up to 1,000,000 shares of our common stock.  We have provided to you in this prospectus a general description of the securities we may offer.  Each time we or the selling stockholders offer any of our securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering, including the names of any selling stockholder.  We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors.  See the section entitled “Risk Factors.”

You should read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

COFFEE HOLDING CO., INC.

We are an integrated wholesale coffee roaster and dealer in the United States.  Our core products can be divided into three categories:

●	Wholesale Green Coffee: unroasted raw beans imported from around the world and sold to large and small roasters and coffee shop operators;
●
Private Label Coffee:  coffee roasted, blended, packaged and sold under the specifications and names of others, including supermarkets that want to have their own brand name on coffee to compete with national brands; and

●	Branded Coffee: coffee roasted and blended to our own specifications and packaged and sold under our seven proprietary and licensed brand names in different segments of the market.

Our private label and branded coffee products are sold throughout the United States and Canada to supermarkets, wholesalers, and individually owned and multi-unit retail customers.  Our unprocessed green coffee, which includes over 90 specialty coffee offerings, is sold to specialty gourmet roasters.

We conduct our operations in accordance with strict freshness and quality standards.  All of our private label and branded coffees are produced from high quality coffee beans that are deep roasted for full flavor using a slow roasting process that has been perfected utilizing our more than thirty years of experience in the coffee industry.  In order to ensure freshness, our products are delivered to our customers within 72 hours of roasting.  We believe that our long history has enabled us to develop a loyal customer base.

Our principal executive offices are located at 3475 Victory Boulevard, Staten Island, New York 10314, and our telephone number is (718) 832-0800.  Our common stock is currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “JVA.”  We maintain a corporate website at www.coffeeholding.com.  The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were incorporated under the laws of the State of New York in 1971.  In 1998, we merged with Transpacific International Group Corp. and became a Nevada corporation.  Our fiscal year ends on October 31.  Unless otherwise stated, all references to “us,” “our,” “Coffee Holding,” “we,” the “Company” and similar designations refer to Coffee Holding Co., Inc.

RISK FACTORS

Investing in our securities involves risk.  Please see the risk factors under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, on file with the SEC and our other reports that we file with the SEC.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Exchange Act.  We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference.  We caution you that we do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

We intend to use any net proceeds from this offering, together with other available funds, for working capital needs and other general corporate purposes.  We may also use such proceeds to fund the acquisition of companies, businesses, technologies, products or assets. However, we currently have no commitments or agreements for any specific acquisitions. We will set forth in the prospectus supplement our intended use for the net proceeds.  Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  We will indicate in the applicable prospectus supplement whether the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

   We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	warrants to purchase any of the securities listed above; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”  The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and applicable provisions of the Nevada Revised Statutes, as amended (“NRS”).

Common Stock

We are authorized to issue 30,000,000 shares of common stock with a par value of $0.001.  As of August 17, 2011, there were 5,490,823 shares of common stock issued and outstanding.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividends

Each shareholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors.  Our board of directors, previously announced on June 25, 2010, the approval of a regular dividend program of $0.03 per share to the shareholder (each, a “Quarterly Dividend”).  We paid Quarterly Dividends on July 29, 2010, October 28, 2010, January 31, 2011, May 2, 2011 and August 1, 2011.

Other Rights

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors.  Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.  There is no conversion, redemption, sinking fund or similar provisions regarding our common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, with such designations, rights, and preferences as may be determined from time to time by our Board of Directors.  Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders.  As of August 19, 2011, no shares of our preferred stock were outstanding.

If we offer shares of our preferred stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the preferred stock and the offering, including the number of shares offered and the offering price.  To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and the exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

●
any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult.  Certain of these provisions are summarized below.

Classified Board of Directors

Pursuant to our articles of incorporation, the directors constituting our Board of Directors are classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  The articles of incorporation do provide, however, that directors may be removed at anytime upon the approval of eighty percent of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote at a meeting expressly called by stockholders for such purpose.

Our classified Board of Directors may have an anti-takeover effect of making more difficult and discouraging a takeover attempt, merger, tender offer, or proxy fight.  Additionally, our classified Board of Directors extends the time it would take for holders of a majority of our shares to remove incumbent management to obtain control of the Board of Directors. That is, as a general matter a majority shareholder could not obtain control of the Board of Directors until the second annual shareholder’s meeting after it acquired a majority of the voting stock. Our classified Board of Directors may have the effect of making it more difficult for stockholders to remove our existing management.

Special Meetings

Our articles of incorporation provide that special meetings of our stockholders may, unless otherwise prescribed by law, be called only by resolution of a majority of the directors of the Board then in office, by resolution of a majority of the disinterested directors then in office, or upon written application, by stockholders holding at least eighty percent of the capital stock entitled to vote at the meeting.  Our stockholders are not permitted to act by written consent pursuant to our articles of incorporation.

Business Combinations Act

The Business Combinations Act, Sections 78.411 to 78.444 of the NRS, restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for 3 years after the date that the person first became an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date.

If this approval is not obtained, then after the expiration of the 3 year period, the business combination may still not be consummated unless it is a combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the “fair price” requirements specified in NRS 78.441 to 78.444, inclusive are satisfied or the combination is (a) a combination approved by the board of directors of the resident domestic corporation before the date that the person first became an interested stockholder, (b) a combination with an interested stockholder if the transaction by which the person became an interested stockholder was approved by the board of directors of the resident domestic corporation before the person became an interested stockholder, or (c) a combination approved by the affirmative vote of the holders of stock representing at least eighty percent of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination, or any affiliate or associate of the interested stockholder proposing the combination, at a meeting called for that purpose no earlier than 3 years after the date that the person first became an interested stockholder.

“Interested stockholder” means any person, other than the resident domestic corporation or  its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the  resident domestic corporation and at any time within three years immediately before the date in question  was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding  shares of the resident domestic corporation.

A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other corporation that after the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation, or (z) representing 10% or more of the earning power or net income of a corporation.

The provisions of Nevada law, our articles of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS.  NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Transfer Agent

The transfer agent and registrar for our Common Stock is Direct Transfer LLC.  Its address is 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560 and its telephone number is (919) 481-4000.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title of the debt securities;

●	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

●	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

●	the price or prices at which the debt securities will be issued;

●	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

●	the issue date or dates of the series and the maturity date of the series;

●	whether the securities will be issued at par or at a premium over or a discount from their face amount;

●	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

●	the right, if any, to extend interest payment periods and the duration of the extension;

●	the interest payment dates and the record dates for the interest payments;

●	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

●	the currency of denomination of the securities;

●	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

●
if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

●	whether the debt securities will be issued in the form of global securities or certificates;

●	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

●	the dates on which premium, if any, will be paid;

●
any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

●	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

●	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

●
either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

●
immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

●
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the debt securities when due;

(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)
default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6)	any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

●	evidence a successor to the trustee;

●	cure ambiguities, defects or inconsistencies;

●
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

●	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

●	add guarantors or co-obligors with respect to the debt securities of any series;

●	secure the debt securities of a series;

●	establish the form or forms of debt securities of any series;

●	add additional Events of Default with respect to the debt securities of any series;

●	add additional provisions as may be expressly permitted by the Trust Indenture Act;

●	maintain the qualification of the indenture under the Trust Indenture Act; or

●	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

●	reduce the principal amount, or extend the fixed maturity, of the debt securities;

●	change the method of computing the amount of principal or any interest of any debt security;

●	change or waive the redemption or repayment provisions of the debt securities;

●	change the currency in which principal, any premium or interest is paid or the place of payment;

●	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

●	impair the right to institute suit for the enforcement of any payment on the debt securities;

●	waive a payment default with respect to the debt securities;

●	reduce the interest rate or extend the time for payment of interest on the debt securities;

●	adversely affect the ranking or priority of the debt securities of any series; or

●	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

●	either:

●	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

●
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

●	we have paid or caused to be paid all other sums then due and payable under the indenture; and

●
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

●	the rights of holders of the debt securities to receive principal, interest and any premium when due;

●
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the trustee; and

●	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

●
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

●	money in an amount; or

●
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

●	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

●
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

●
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

●
no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

●
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such act;

●	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

●	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

●
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

●
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Form of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities.  DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants.  The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference from another report that we file with the SEC as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We may enter into a warrant agreement with a warrant agent.  We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The units may be issued under a separate agreement which may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units, if any;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to 1,000,000 shares of our common stock owned by certain of our stockholders, including our executive officers, from time to time in one or more offerings.  The shares held by such stockholders were issued to such stockholders in our merger with Transpacific International Group Corp. in 1998. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement or in filings we make with the SEC, which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected at various times in one or more of the following transactions, or in other types of transactions:

●	through underwriters for resale to the public or investors;

●	transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in private transactions and transactions otherwise than on these exchanges or systems;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through the writing of options, whether the options are listed on an options exchange or otherwise;

●	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions an in settlement of other transactions in standardized or over-the-counter options;

●	through a combination of any of the above transactions; or

●	any other method permitted by law.

We or the selling stockholders may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters or agents;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange or market on which the securities may be listed;

●	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities law; and

●	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

Additionally, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

The selling stockholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer.  The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement.  We or the selling stockholders may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  We may use underwriters with whom we have a material relationship.  We or the selling stockholders will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We or the selling stockholders may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We or the selling stockholders may sell securities directly or through agents we designate from time to time.  We or the selling stockholders will name any agent involved in the offering and sale of the securities, and we or the selling stockholders will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed.  However, underwriters may engage in the following activities in accordance with the rules:

●
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●
Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering.  This over-allotment creates a short position for the underwriters.  This short position may involve either “covered” short sales or “naked” short sales.  Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering.  The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market.  To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option.  Naked short sales are short sales in excess of the over-allotment option.  The underwriters must close out any naked position by purchasing shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities.  As a result, the price of the securities may be higher than the price that might otherwise exist in the open market.  The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act.  Any profit they realize on the resale of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.  Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Lionel Sawyer & Collins in Reno, Nevada.

EXPERTS

The consolidated financial statements as of and for the years ended October 31, 2010 and 2009, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 31, 2010, were audited by ParenteBeard LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

(a)	Our Annual Report on Form 10-K for the year ended October 31, 2010, filed with the SEC on January 31, 2011.

(b)	Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended October 31, 2010, filed with the SEC on February 28, 2011.

(c)	Our Definitive Proxy Statement filed with the SEC on March 11, 2011.

(d)	Our Quarterly Reports on Form 10-Q, for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011 filed with the SEC on March 17, 2011, June 9, 2011 and September 13, 2011, respectively.

(e)	Our Current Reports on Form 8-K filed with the SEC on April 29, 2011.

(f)	The description of our common stock contained in the Registration Statement on Form SB-2, as originally filed with the SEC on June 24, 2004.

(g)
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than documents, portions of documents or other information that is deemed to have been "furnished" and not "filed" with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

David Gordon, Secretary
Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314
(718) 832-0800

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act.  This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the SEC or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC.  The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549.  Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, New York, 10314, telephone (718) 832-0800.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or persons controlling the registration pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

890,000 Units
Each Unit Consisting of One Share of Common Stock and Three-Tenths (3/10ths) of a Warrant,
Each to Purchase One Share of Common Stock

COFFEE HOLDING CO., INC.

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PROSPECTUS SUPPLEMENT
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Roth Capital Partners	Maxim Group LLC
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The date of this prospectus supplement is September 27, 2011